Exhibit 99.1

BlockchAIn Announces Full Exercise of Underwriter’s Option to Purchase Additional Shares of Common Stock

NEW YORK, June 18, 2026 -- BlockchAIn Digital Infrastructure, Inc. (NYSE American: AIB) (“BlockchAIn” or the “Company”), a developer and operator of digital infrastructure focused on artificial intelligence (“AI”) workloads, today announced that the underwriter of its public offering of common stock has exercised in full its option to purchase an additional 4,999,999 shares of its common stock at the public offering price of $1.65 per share less the underwriting discounts and commissions, resulting in additional gross proceeds of approximately $8.25 million.

Including the full exercise of the option, the Company sold a total of 38,333,333 shares of its common stock in the offering, for aggregate gross proceeds of approximately $63.25 million, before deducting underwriting discounts and commissions and other offering expenses. The Company intends to use the net proceeds from the offering for working capital, capital expenditures relating to growing its business, and general corporate purposes.

Lucid Capital Markets acted as the sole book-running manager for the offering.

The shares of common stock issued as part of the underwritten public offering were offered pursuant to a registration statement on Form S-1 (File No. 333-296413), which was initially filed with the U.S. Securities and Exchange Commission (“SEC”) on June 2, 2026 and declared effective on June 4, 2026. Copies of the final prospectus can be obtained for free on the SEC’s website at www.sec.gov or by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BlockchAIn

BlockchAIn is a developer and operator of digital infrastructure focused on AI hosting and high-performance computing workloads. The Company’s platform combines access to reliable, scalable power resources with modular infrastructure deployment designed to accelerate the development of next-generation compute capacity.

For more information, visit https://www.aib.us/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, the intended use of proceeds from the public offering, statements regarding the planned conversion of CLT-01 from data mining to AI and HPC data center capacity, the expected benefits of the Electric Service Agreement, the anticipated availability and timing of utility load under the agreement, the planned site transition and incremental data hall capacity, the Company’s ability to attract and contract with additional AI and HPC customers, and the Company’s growth and development pipeline. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AIB’s management and are not predictions of actual performance. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the performance of the utility counterparty under the Electric Service Agreement, delays in permitting and regulatory approvals, utility interconnection and energization timing, tariff and rate changes, equipment availability, supply chain conditions, contractor performance, site transition execution, the ability to attract and retain key personnel to manage the business effectively, competition from existing or new offerings that may emerge, and broader market and economic conditions. These risks, uncertainties and other factors are described more fully in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks, uncertainties and other factors are, in some cases, beyond the Company’s control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, except as required under applicable law.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

Phone: (949) 491-8235

AIB@mzgroup.us

www.mzgroup.us